EXHIBIT 23.3.5

                        Consent of KPMG Peat Marwick LLP





The Board of Directors
Federal Agricultural Mortgage Corporation

We consent to the use of our report incorporated herein by reference and to the reference to our firm as experts on page S-3 of the Prospectus Supplement dated May 23, 1997.


                                          /s/ KPMG Peat Marwick

Washington, D.C.
May 23, 1997